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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:
Maili Bergman                                      Mike Overby
Director of Investor Relations                     Chief Financial Officer
408.434.5158 (voice)                               408.434.5112 (voice)
408.434.5005 (fax)                                 408.434.5005 (fax)
maili.bergman@adept.com                            mike.overby@adept.com

ADEPT TECHNOLOGY FILES REGISTRATION STATEMENT FOR PUBLIC OFFERING

(SAN JOSE, CA) October 26, 2000 -- Adept Technology, Inc. (Nasdaq/NMS: ADTK), a designer and manufacturer of intelligent automation products, today announced that it has filed a registration statement with the Securities and Exchange Commission for a proposed public offering of 2,134,755 shares of its common stock. Of these shares, 2,000,000 of the shares will be offered by Adept and 134,755 will be offered by existing shareholders of Adept. Adept has granted the underwriters a 30-day option to purchase up to an additional 320,213 shares of common stock solely to cover over-allotments, if any. The offering will be managed by Merrill Lynch & Co., Lehman Brothers and CIBC World Markets Corp.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. When available, a copy of the preliminary prospectus may be obtained from the offices of Merrill Lynch & Co., 4 World Financial Center, Attention: Preliminary Prospectus Department, New York, New York 10080.

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